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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-14471, 333-14479, 333-61673, 333-61687,
333-68771 and 333-89905) and Form S-3 (Nos. 333-46432, 333-46432-01,
333-46432-02) of HCC Insurance Holdings, Inc. of our reports which include an emphasis paragraph related to a change in the Company's method of revenue recognition for certain contracts, dated March 21, 2001, relating to the financial statements and financial statement schedules, which appear in HCC Insurance Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP


Houston, Texas
March 30, 2001